                           Verizon New England Inc.

                                                                     EXHIBIT 12
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                                                                       Nine Months Ended
(Dollars in Millions)                                                                 September 30, 2001
-----------------------------------------------------------------------------------------------------------
Income before provision for income taxes and cumulative
     effect of change in accounting principle........................................              $725.4
Equity in income from affiliates.....................................................               (16.1)
Dividends received from equity affiliates............................................                24.9
Interest expense.....................................................................               128.0
Portion of rent expense representing interest........................................                39.3
Amortization of capitalized interest.................................................                 4.3
                                                                                          ----------------
Earnings, as adjusted................................................................              $905.8
                                                                                          ================
Fixed charges:
Interest expense.....................................................................              $128.0
Portion of rent expense representing interest........................................                39.3
Capitalized interest.................................................................                22.5
                                                                                          ----------------
Fixed Charges........................................................................              $189.8
                                                                                          ================
Ratio of Earnings to Fixed Charges...................................................                 4.77
                                                                                          ================